EXHIBIT 5.1

                     [Letterhead of Davis Polk & Wardwell]


                                April 21, 1998


Sealed Air Corporation
Park 80 East
Saddle Brook, NJ 07663

Ladies and Gentlemen:

               We have acted as special counsel to Sealed Air Corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement") which registers under the Securities Act of 1933, as amended, 489,307 shares of common stock of the Company, par value $0.10 per share (the "Shares"), which may be purchased upon excercise of options (the "Options") granted under the W. R. Grace & Co. 1986 Stock Incentive Plan, the W. R. Grace
& Co. 1989 Stock Incentive Plan, the W. R. Grace & Co. 1994 Stock
Incentive Plan and the W. R. Grace & Co. 1996 Stock Incentive Plan.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion.

               In rendering this opinion we have assumed that prior to the issuance of any of the Shares the Registration Statement, as then amended, will have become effective under the Securities Act.

               On the basis of the foregoing, we are of the opinion that the Shares to which the Registration Statement relates have been duly authorized, and that, when issued and delivered in accordance with the terms and conditions of the Options, will be validly issued, fully paid and non-assessable.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,
                                        /s/ Davis Polk & Wardwell